UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2010

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 4, 2010, upon the recommendation of the Compensation Committee of the Board of Directors of CIRCOR International, Inc. (together with its subsidiaries, the “Company”), the Company amended the change of control agreements (the “Change of Control Agreements”) with each of Richard A. Broughton (Vice President, Chief Information Officer), Christopher R. Celtruda (Group Vice President and General Manager, Circor Aerospace Products), Paul M. Coppinger (Group President, Circor Energy Products), Alan J. Glass (Vice President, General Counsel and Secretary), John F. Kober III (Vice President, Corporate Controller and Assistant Secretary), Susan M. McCuaig (Vice President, Human Resources), Wayne F. Robbins (Group Vice President, Circor Flow Technologies) and Arjun Sharma (Vice President, Business Development) (each an “Executive” and collectively, the “Executives”). Such amendments to the Change of Control Agreements are hereinafter referred to as the “Amendments.”

The Amendments modify the Change of Control Agreements to provide that if within 12 months after a “Change in Control,” an Executive’s employment is terminated by the Company without “Cause” or such Executive terminates his/her employment for “Good Reason” (as those terms are defined in the Change of Control Agreements), such Executive will be entitled to severance payments that generally include: (1) an amount equal to two times, the sum of (i) such Executive’s current base salary and (ii) the highest annual incentive compensation received by such Executive in any of the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); and (2) the payment of such health insurance premiums as may be necessary to allow each Executive and his/her spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years.

The Amendments (1) increase the amount of the cash severance payment described above from one times to two times each Executive’s base salary and incentive compensation and (2) extend the duration of the health insurance continuation from one year to two years from the date of termination. Except as provided herein, the previously reported material terms of the Change in Control Agreements are the same as those applicable prior to the Amendments.

The foregoing description of the changes effected by the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Richard A. Broughton, dated November 4, 2010.

10.2	Second Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Christopher R. Celtruda, dated November 4, 2010.

10.3	Third Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Paul M. Coppinger, dated November 4, 2010.

10.4	Third Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Alan J. Glass, dated November 4, 2010.

10.5	Second Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and John F. Kober III, dated November 4, 2010.

10.6	Second Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Susan M. McCuaig, dated November 4, 2010.

10.7	Second Amendment to Executive Change of Control Agreement between CIRCOR Instrumentation Technologies, Inc. and Wayne F. Robbins, dated November 4, 2010.

10.8	Amendment to Executive Change of Control Agreement between CIRCOR, Inc. and Arjun Sharma, dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010	CIRCOR INTERNATIONAL, INC.

/s/ Frederic M. Burditt
	By:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer

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